R E D W O O D T R U S T . C O M Q4 2024 Redwood Review February 13, 2025 Exhibit 99.3

2 This presentation contains forward-looking statements, including statements regarding our 2025 forward outlook and strategic priorities, key drivers to increase earnings and book value, current target returns related to capital deployment opportunities and estimates of upside and potential earnings in our Redwood Investments segment from embedded discounts to par value on securities. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Quarterly Reports on Form 10-K, Form 10-Q and Form 8-K under the caption “Risk Factors.” Cautionary Statement; Forward-Looking Statements Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the Securities and Exchange Commission, including Current Reports on Form 8-K. Additionally, this presentation contains estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those referred to above, that could cause results to differ materially from those expressed in these publications and reports.

3 Detailed Endnotes are included at the end of this presentation. Redwood’s 2025 Strategic Priorities Provide transformational solutions to drive sustainable access to homeownership Utilize our market-leading platform to help support potential housing policy and regulatory reform Deepen partnerships with banks given anticipated industry consolidation and balance sheet management Grow volumes with ongoing distribution efficiency and portfolio optimization Capture market share across operating platforms, including through new Aspire loan programs

4 Detailed Endnotes and Summary of Terms are included at the end of this presentation. Redwood Provides Liquidity Across the Entire Single-Family Residential Market Housing Investors Target Returns(1): 15-20% Bridge & Term Loans, DSCR

REDWOOD TRUST

Full Year 2024 Financial & Operational Highlights

Our full year results demonstrate improved financial and operating metrics in 2024

FINANCIAL HIGHLIGHTS

Grew Earnings

GAAP Earnings
Per Share



$0.32
-$0.11
FY'23
FY'24

Non-GAAP EAD*
Per Share



$0.39
$0.52
FY'23
FY'24

- Delivered $0.67 in Common Dividends per Share
- Grew Common Dividend 12.5%
- Delivered 5.7% Total Economic Return(1)

OPERATIONAL HIGHLIGHTS

- **$9.0bn** — Sequoia Loans Locked +158% YoY
- **$1.7bn** — CoreVest Loans Funded +9% YoY
- **$8.4bn** — Total Loans Distributed +152% YoY
- **#1** — Non-Bank Distributer of Jumbo Loans(2)
- **13** — Total Securitizations
- CPP Investments — Closed CPP Investments Strategic Partnership

* Earnings Available for Distribution ("EAD") is a non-GAAP measure. See "Non-GAAP Measures" slides in the Endnotes for additional information and reconciliation to GAAP metrics. Detailed Endnotes are included at the end of this presentation.

5

6 Detailed Endnotes are included at the end of this presentation. *Earnings Available for Distribution (“EAD”) and EAD Return on Equity (“EAD ROE”) are non-GAAP measures. See “Non-GAAP Measures” slides in the Endnotes for additional information and reconciliation to GAAP metrics. Fourth Quarter 2024 Financial Performance Q4’24 Total Economic Return: (1.1%)%(1) 11.0% Indicative Dividend Yield as of December 31, 2024(2) GAAP ROE Non-GAAP EAD ROE* GAAP EPS Non-GAAP EAD Per Share* Earnings Per Share GAAP Book Value Per Share Common Dividend Per Share Return on Equity $0.09 ($0.07) Q3'24 Q4'24 $0.18 $0.13 Q3'24 Q4'24 $8.74 $8.46 Q3'24 Q4'24 $0.17 $0.18 Q3'24 Q4'24 8.7% 6.6% Q3'24 Q4'24 4.5% (3.0%) Q3'24 Q4'24

7 Single- Family 58% Multifamily 13% Sequoia 22% CoreVest 7% Detailed Endnotes are included at the end of this presentation. Fourth Quarter 2024 Financial Performance (Continued) Recourse Leverage Ratio(2) Capital Allocation & Revenue Mix(1) Financing & Capital 29% Mortgage Banking Unrestricted Cash ($mm) $1.6 billion of allocated capital(1) 71% Redwood Investments Balanced Revenue Mix $254 $245 Q3'24 Q4'24 2.5x 2.4x Q3'24 Q4'24 Revenue contributions from our mortgage banking platforms have been steadily and strategically increasing in recent years 94% 70% 53% 6% 30% 47% FY'22 FY'23 FY'24 Redwood Investments Mortgage Banking

REDWOOD TRUST

Fourth Quarter 2024 & Recent Business Performance

Financing & Capital	▪ At December 31, 2024:
	    ▪ Unrestricted cash and cash equivalents of $245 million
	    ▪ Unencumbered assets of approximately $325 million
	▪ Completed an opportunistic $40 million reopening of our 7.75% convertible notes due 2027, effectively extending the overall maturity profile of our convertible debt outstanding

REDWOOD SEQUOIA
(formerly Residential Consumer Mortgage Banking)
	▪ $2.3 billion of lock volume (+4% QoQ)(1)
	    ▪ Lock volume composition: 23% bulk / 77% flow
	    ▪ Quarterly flow volume increased 57% from Q3'24 and was the highest since the first quarter 2022
	▪ Distributed $2.5 billion of collateral through three SEMT securitizations ($1.1 billion) and whole loan sales ($1.4 billion)

COREVEST A DIVISION OF REDWOOD TRUST
(formerly Residential Investor Mortgage Banking)
	▪ $501 million of loan fundings (+9% QoQ)
	    ▪ Funding volume composition: 55% bridge / 45% term
	    ▪ Term loan volume increased by 43% to $227 million, the highest level since mid-2022
	▪ Distributed $547 million of loans through securitizations, whole loan sales and sales to JVs

REDWOOD INVESTMENTS (formerly Investment Portfolio)	▪ Deployed approximately $81 million of capital into accretive internally sourced and third-party investments
Q1'25 QTD Activity(2)	▪ Distributed approximately $1.4 billion of Sequoia loans through two securitizations and various whole loan sales(3) ▪ Distributed nearly $400 million of CoreVest loans through whole loan sales and sales to JVs(3) ▪ Formally launched new expanded loan programs through Aspire ▪ Issued $90 million of senior unsecured notes due 2030

Detailed Endnotes are included at the end of this presentation.

8

9 Aspire Expanded Programs Address Growing Market Demand In January 2025, we announced the formal launch of new Aspire loan programs to meet the growing borrower demand Broadened mandate designed to meet growing consumer need for flexible financing solutions ▪ Represents large and growing addressable market ▪ Provides additional revenue streams to Redwood ▪ Supports our existing seller base with new products as overall volumes remain pressured ▪ Addresses deep demand from our investors (securitization and whole loan) who are interested in these products ▪ Presents opportunity to disrupt production processes via automation and AI ▪ Leverages our leadership role in providing quality solutions to the housing market Detailed Endnotes are included at the end of this presentation. 12.00 14.00 16.00 18.00 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 2 0 2 3 2 0 2 4 S e lf -E m p lo y e d A m e ri c a n s ( m m ) Ongoing Strength in Expanded Securitization Issuance(1) Elevated Number of Self-Employed Borrowers(2) ($ b n ) 0 2 4 6 8 10 12 14 16 Jan '15 Jul '16 Jan '18 Jul '19 Jan '21 Jul '22 Jan '24 Net MF completions (mn, vs. 2015) Net SF completions (mn, vs. 2015) Net households (mn, vs. 2015) U n it s m m Market Trends Supporting Expanded Product Opportunity Undersupply of Housing(1) $1 $4 $14 $29 $21 $31 $41 $31 $46 2016 2017 2018 2019 2020 2021 2022 2023 2024

Redwood's Deepening Opportunities with Banks

REDWOOD TRUST

Redwood is a preferred partner to our bank loan sellers as they evaluate their evolving approach to residential lending

Banks are pulling back from residential lending…

- "Higher for longer" interest rate expectations reduce prospects for profitable lending growth versus funding costs
- Observable asset/liability and convexity challenges
- Loosening regulatory environment creates more avenues for redeployment (including M&A)

…providing a unique opportunity for Redwood as a non-bank partner:

- We offer reliable take-out for on-the-run production without competing for the customer
- We provide accretive liquidity for seasoned portfolios

Recent Bank Activity

3

Large Leading Banks that have Announced Pullbacks / Departures from Residential Lending

$10bn+

Jumbo Portfolios that have Recently Come for Sale

Redwood's Connectivity & Opportunity with Banks

118

Total Bank Relationships

$1.3tr

Estimated Amount of Jumbo Loans on Bank Balance Sheets(1)

$3.8bn

FY'24 Loans Locked with Banks

143%

Increase in Bank Lock Volume YoY

Detailed Endnotes are included at the end of this presentation.

10

11 Detailed Endnotes are included at the end of this presentation. Housing Policy and Regulatory Reform Redwood’s business model is well-positioned to respond to potential changes to housing policy and regulations $0 $400,000 $800,000 $0 $30,000 $60,000 $90,000 1 9 8 4 1 9 8 7 1 9 9 0 1 9 9 3 1 9 9 6 1 9 9 9 2 0 0 2 2 0 0 5 2 0 0 8 2 0 1 1 2 0 1 4 2 0 1 7 2 0 2 0 2 0 2 3 L o a n L im it ( S in g le F a m ily ) M e d ia n H o u s e h o ld I n c o m e U.S. Median Household Income Loan Limit (Single Family) In the last five years, loan limits have increased 60% compared to only a 10% increase in household income Household Income vs. Loan Limit(1) GSEs Redwood Product Agency Mortgages Non-Agency Mortgages No Direct Customer Touchpoints   Underwriting Guidelines Standard Buy-Box Standard Buy-Box with Flexibility Capital Provider to the Housing Market   Permanent Capital Vehicle   Securitization Capabilities   Mission to Support Housing Accessibility   Robust Financing Capabilities   Redwood’s GSE-Style Offerings Our operating model is primed to benefit from potential narrowing of GSE mandates Key areas of potential housing policy and regulatory reform: ▪ Rationalization of GSE Footprint ▪ Loan Limits ▪ Product Suite ▪ Refocus GSEs on Core Mission ▪ Evolving Mandate of Consumer Financial Protection Bureau (“CFPB”)

12 Operating Businesses & Investments

Operating Businesses: Market Leading Distribution Platforms

REDWOOD TRUST

Through securitizations, whole loan sales and sales to JVs, Redwood continues to demonstrate leading distribution capabilities across our operating businesses

FY'24 Distribution Achievements

Total Distribution ($bn)


152%
increase
$3.3
$8.4
FY'23
FY'24

Total Distribution Mix by Channel*


JV
Transfers
10%
Whole Loan
Sales
25%
Securitization
66%

Securitizations	▪ Completed 13 securitizations backed by $5.5 billion of collateral ▪ Redwood ranked #1 non-bank distributor of jumbo loans(1) ▪ Closed our first securitization with collateral from our JV
Whole Loans	▪ Distributed $2.1 billion of collateral through whole loan sales ▪ Established a number of repeat whole loan buyers across both operating platforms
Joint Venture Distributions	▪ Closed 2nd JV with leading institutional counterparty ▪ Sold ~$820 million of CoreVest collateral into JVs

Detailed Endnotes are included at the end of this presentation.
*Numbers may not foot due to rounding.

13

Operating Businesses: Increased Efficiency & Profitability

REDWOOD TRUST

We have strengthened our operations, improving our efficiency metrics and supporting higher returns for shareholders

Increased Efficiency[1]	Optimized Use of Capital[2]	Return on Capital[3]
Our operating platforms demonstrated improvements in efficiency in 2024	We were successful in 2024 achieving higher volumes while utilizing less capital	Increased efficiencies resulted in greater profitability

Sequoia

Cost Per Loan



0.71%
59% improvement
0.29%
FY'23
FY'24

Capital Efficiency
(Days Loans Held on Balance Sheet)



113
58% improvement
48
FY'23
FY'24

GAAP ROC



10%
22%
FY'23
FY'24

CoreVest

Net Cost to Originate



1.57%
28% improvement
1.14%
FY'23
FY'24

Capital Efficiency
(Average Capital)



$92
34% Improvement
$61
FY'23
FY'24

Non-GAAP EAD ROC*



17%
-3%
FY'23
FY'24

Detailed Endnotes are included at the end of this presentation.
*EAD return on capital is a non-GAAP measure. See "Non-GAAP Measures" slides in the Endnotes for additional information and reconciliation to GAAP metrics.

14

Sequoia Mortgage Banking Fourth Quarter 2024 Performance

REDWOOD SEQUOIA

In addition to ongoing market share growth, we see additional opportunities to support banks with balance sheet solutions

Q4’24 Quarterly Overview

- Q4’24 GAAP return on capital of 23%, compared to 30% in Q3’24
- $2.3 billion of locked loans[1], +4% QoQ despite seasonal factors
  - 77% flow / 23% bulk
  - Quarterly flow volume was the highest since Q1’22
    - 57% QoQ increase in quarterly flow lock volume
- Achieved gross margins of 181 bps during the quarter, compared to 204 bps in Q3’24 and well above our historical target range of 75 bps to 100 bps
- Securitized three different types of loan products: jumbo, hybrid ARM and Agency-eligible investor
- To date in Q1’25, distributed $1.4 billion of loans through a combination of securitizations and whole loan sales[2]

Bulk vs Flow Quarterly Volumes



$ billions
$1.2
$0.8
$0.3
$1.7
$1.1
$0.6
$2.7
$1.3
$1.3
$2.2
$1.1
$1.1
$2.3
$1.8
$0.5
Q4'23
Q1'24
Q2'24
Q3'24
Q4'24
Bulk
Flow

Flow lock volume across 2024 was elevated

Lock Volume by Product Type



<1%
99%
9%
91%
FY'23
FY'24
Fixed-Rate Jumbo
Hybrid ARM

FY’24
Hybrid ARM Activity

- ✓ Issued our first hybrid ARM securitization since 2010
- ✓ Re-launched updated underwriting guides to seller network
- ✓ Hybrid ARMs represented 9% of total FY’24 lock activity

We expect hybrid ARM volumes to continue to increase in the coming quarters

Detailed Endnotes are included at the end of this presentation. Note numbers may not foot due to rounding.

15

CoreVest Mortgage Banking Fourth Quarter 2024 Performance

COREVEST A DIVISION OF REDWOOD TRUST

Q4'24 capped off a strong year in funding activity for CoreVest, which delivered 9% YoY growth in volumes

Q4'24 Quarterly Overview

- GAAP return on capital of 12% and non-GAAP EAD return on capital of 25%*
  - Segment profitability driven by operating efficiencies and volume growth in higher-margin loan products
- $501 million of total loan fundings (55% bridge / 45% term), +9% QoQ
  - 43% QoQ increase in term loan volumes
  - Bridge loan volumes supported by another record quarter of single-asset bridge ("SAB") production
- Distributed $547 million of loans through securitizations, whole loan sales and sales to JVs
- Q1'25 distribution volume to date of nearly $400 million[1]
  - $1 billion of cumulative contributions to JVs since inception

Composition of Q4'24 Quarterly Fundings[2]



Term (45%)
Bridge (55%)
Multifamily 10%
Renovate / Build to Rent 16%
SAB 29%
Term 45%
$501mm

Quarterly Funded Volume ($mm)



$343
$226
$117
Q4'23
$326
$209
$117
Q1'24
$459
$241
$218
Q2'24
$458
$299
$159
Q3'24
$501
$274
$227
Q4'24
Term
Bridge

Detailed Endnotes are included at the end of this presentation.

*EAD return on capital is a non-GAAP measure. See "Non-GAAP Measures" slides in the Endnotes for additional information and reconciliation to GAAP metrics. Capital allocated to mortgage banking platforms is inclusive of risk-based capital.

16

Redwood Investments Fourth Quarter 2024 Performance

REDWOOD INVESTMENTS

Our Redwood Investments portfolio is supported by our organically-created and third-party investments that align with our long-term view on housing credit

Q4'24 Quarterly Performance

- Continue to focus on accretive capital deployment, particularly organic and third-party investments for our portfolio with target returns in the mid-teens[1]
- Continued to reduce CoreVest balance sheet exposure through joint venture and whole loan sales
- Portfolio secured recourse leverage remained low at 0.8x
- We maintain significant embedded net discount within our Redwood Investments portfolio

Summary of Redwood Investments at 12/31/24

by Economic Investments[2]

$3.6 of Billion Housing Credit Investments



Figures ($mm)
Third-Party
$0.8bn (23%)
Residential
Investor
$2.2bn (62%)
Residential
Consumer
$0.6bn (16%)
Other Investments, $256 (3)
HEI, $305
RPL (SLST) Securities, $242
Single-Family Bridge Loans, $1,103
Multifamily Bridge Loans, $762
SFR (CAFL) Securities, $326
Jumbo (SEMT) Securities, $507
Organically
Created
(78%)
MSR/Risk-Share, $57

Portfolio Net Discount by Security Type

As of 12/31/24, the weighted average carrying value of our securities portfolio was 67% of face value[4]



Third-Party
Securities
1%
SFR (CAFL)
Securities
30%
$2.18
per share(5)
Jumbo
(SEMT)
Securities
8%
RPL
(SLST)
Securities
61%

Detailed Endnotes are included at the end of this presentation.
Note: Numbers may not foot due to rounding.

17

18Detailed Endnotes are included at the end of this presentation. Redwood Investments: Summary of Credit Characteristics Underlying Loan Seasoning (Years)(1) Delinquencies (% 90+ DQ) Summary of Portfolio Characteristics SLST (RPL) SEMT (Jumbo) CAFL (Investor Term) Bridge Loans - - - Represents LTV at Origination SLST (RPL) SEMT (Jumbo) CAFL (Investor Term) Bridge Loans 18.0 3.5 3.9 1.8 7.3 0.2 4.8 5.6 6.9 0.2 5.7 6.87.3 0.2 7.4 6.7 Q2 2024 Q3 2024 Q4 2024 Lower sensitivity to changes in interest rates and market conditions HPA Adjusted LTVs(2) Continuing to decline steadily, driven by strong house price appreciation Trends in portfolio credit were generally stable Strong underlying fundamentals could contribute to further upside in book value and recovery of portfolio discount over time 41% 38%30% 50% 70% 90% 2019 2020 2021 2022 2023 2024 SEMT (Jumbo) SLST (RPL)

19 51% 12% 38% 37% 53% 42% 8% 33% 20% 4% 1% <1% Q3'22 Cumulative Fundings Since Q4'22 Q4'24 Multifamily Renovate / Build for Rent SAB Other Detailed Endnotes are included at the end of this presentation. Note: Composition percentages are based on unpaid principal balance. Numbers may not foot due to rounding. Redwood Investments: CoreVest Bridge Loans CoreVest Bridge Portfolio Characteristics at 12/31/24 Coupon Range Loan Geography (Top 10) Vintage (Origination Year) Evolution of CoreVest Bridge Portfolio • Since the end of 2022, we have strategically increased focus on single-family Renovate/BFR and SAB production • Since Q4’22, 88% of total funded volume has been backed by single-family real estate We maintain a diversified portfolio of organically created bridge loans 5-7% 7-9% 9-11% 11-13% 13%+ Maturity by Quarter ($mm) 2020 1% 2021 14% 1H'22 25% 2H'22 14% 2023 16% 2024 30% 0% 37% 46% 16% 0% $359 $470 $380 $241 $198 $99 $45 $67 $27 15% TX 12% GA 12% IL 9% FL 8% CA 5% NJ 5% LA 4% AL 3% TN 3% WA

RWT Horizons®

RWT HORIZONS

We added three new RWT Horizons investments in Q4'24, including a follow-on to an existing RWT Horizons portfolio company

RWT Horizons Opportunity Thesis

- Enhance efficiency and scale in Redwood businesses
- Early-stage companies with opportunity for valuation upside
- Partnerships drive growth and technological enhancements
- Alignment with **Redwood's mission,** values and goals

Q4'24 Portfolio Composition



Blockchain/Web3 10%
Alternative Financing Solutions 5%
Real Estate Technology 18%
Artificial Intelligence 17%
Marketing/LeadGen 12%
Payments/Transactions 9%
Other 29%

RWT Horizons by the Numbers

$31mm+ of Investment Commitments

3 New Investments in **Q4'24**

38 Active Investments

28 Active Portfolio Companies

Detailed Endnotes are included at the end of this presentation.

20

21 Financial Results

22 Detailed Endnotes are included at the end of this presentation. Note: Numbers may not foot due to rounding.

23 Detailed Endnotes are included at the end of this presentation. Note: Numbers may not foot due to rounding.

24 Detailed Endnotes are included at the end of this presentation Note: Numbers may not foot due to rounding. .

25 Detailed Endnotes are included at the end of this presentation. Note: Numbers may not foot due to rounding.

26Detailed Endnotes are included at the end of this presentation. Note: Numbers may not foot due to rounding.

27 Detailed Endnotes are included at the end of this presentation. Note: Numbers may not foot due to rounding. Recourse Debt Scheduled Maturities ($ in millions)

28 Endnotes

Non-GAAP Measures

REDWOOD TRUST

Earnings Available for Distribution ("EAD") and EAD Return on Common Equity ("EAD ROE")

EAD and EAD ROE are non-GAAP measures derived from GAAP Net income (loss) available (related) to common stockholders and GAAP return on common equity ("GAAP ROE"), respectively. EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition related expenses; (iv) exclude certain organizational restructuring charges (as applicable); and (v) adjust for the hypothetical income taxes associated with these adjustments. EAD ROE is defined as EAD divided by average common equity. We believe EAD and EAD ROE provide supplemental information to assist management and investors in analyzing the Company's results of operations and help facilitate comparisons to industry peers. Management also believes that EAD and EAD ROE are metrics that can supplement its analysis of the Company's ability to pay dividends, by providing an indication of the current income generating capacity of the Company's business operations as of the quarter being presented. EAD and EAD ROE should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common shares, GAAP ROE or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.

	Three Months Ended		Year Ended	
($ in millions, except per share data)	12/31/2024	9/30/2024	12/31/2024	12/31/2023
GAAP net (loss) income available to common shares	**$(8.4)**	**$13.1**	**$47.0**	**$(9.0)**
Adjustments:				
Investment fair value changes, net[1]	$25.5	$12.2	$14.8	$45.5
Realized (gains)/losses, net[2]	0.3	(0.2)	(0.3)	(1.7)
Acquisition related expenses[3]	2.2	2.2	9.4	12.4
Organizational restructuring charges[4]	—	—	2.8	1.6
Tax effect of adjustments[5]	(1.2)	(2.1)	(0.4)	—
Earnings Available for Distribution (non-GAAP)	**$18.4**	**$25.2**	**$73.2**	**$48.8**
(Loss) earnings per basic common share (GAAP)	$(0.07)	$0.09	$0.32	$(0.11)
EAD per basic common share (non-GAAP)	$0.13	$0.18	$0.52	$0.39
GAAP Return on common equity (annualized)	(3.0)%	4.5%	4.1%	(0.8)%
EAD Return on common equity (non-GAAP, annualized)[6]	6.6%	8.7%	6.4%	4.6%

Footnotes:

1. Investment fair value changes, net includes all amounts within that same line item on our consolidated statements of income, which primarily represents both realized and unrealized gains and losses on our investments (excluding HEI) and associated hedges. Realized and unrealized gains and losses on our HEI are reflected in a line item on our consolidated income statements titled "HEI income, net".
2. Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of income.
3. Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend, CoreVest and 5 Arches acquisitions.
4. Organizational restructuring charges for 2024 and 2023 represent costs associated with employee severance and transition expenses.
5. Tax effect of adjustments represent the hypothetical income taxes associated with all adjustments used to calculate EAD.
6. EAD ROE is calculated by dividing EAD by average common equity for each respective period.

29

30 EAD Net Contribution and EAD Net Contribution Return on Capital (“ROC”) EAD Net Contribution and EAD Net Contribution Return on Capital are non-GAAP measures derived from GAAP Net Contribution and GAAP Return on Capital, respectively. EAD Net Contribution presents a measure of the profitability of our business operations and is defined as: GAAP Net Contribution adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition related expenses; (iv) exclude certain organizational restructuring charges (as applicable); and (v) adjust for the hypothetical income taxes associated with these adjustments. Each of these adjustments to arrive at EAD Net Contribution are the same adjustments used to calculate EAD, as applicable to each segment for which it is being calculated. EAD Net Contribution Return on Capital presents a measure of profitability relative to the amount of capital utilized in the operations of each segment during a period and is calculated by dividing annualized non-GAAP EAD Net Contribution by the average capital utilized by the segment during the period. Management utilizes these measures internally in analyzing each of the Company’s business segments’ contribution to EAD. See prior slide for a further description of how management utilizes EAD and why EAD may assist investors, as well as limitations related to using EAD-based metrics. We caution that EAD Net Contribution and EAD Net Contribution Return on Capital should not be utilized in isolation, nor should they be considered as alternatives to GAAP Net Contribution, GAAP Return on Capital or other measurements of results of operations computed in accordance with GAAP. The following table presents a reconciliation of GAAP net contribution from our segments, reconciled to EAD Net Contribution, and the associated GAAP return on capital and non-GAAP EAD Net Contribution Return on Capital. (1) See footnotes to table on prior page for a full description of these adjustments. Note: Numbers may not foot due to rounding. Non-GAAP Measures

31 EAD Net Contribution and EAD Net Contribution Return on Capital (“ROC”) (continued from prior slide) (1) See footnotes to table on prior page for a full description of these adjustments. Note: Numbers may not foot due to rounding. Non-GAAP Measures

32 Slide 4 (Redwood Provides Liquidity Across the Entire Single-Family Residential Market) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Target returns represent management’s estimates and actual results may differ materially. Slide 5 (Full Year 2024 Financial and Operating Performance) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Total economic return is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period, divided by beginning period GAAP book value per common share. 2. Source: JP Morgan Research. Based on all jumbo securitization activity in 2024. Slide 6 (Fourth Quarter 2024 Financial Performance) Source: Company financial data as of December 31, 2024 unless otherwise noted. Market data per Bloomberg as of December 31, 2024. 1. Total economic return is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period, divided by beginning period GAAP book value per common share. 2. Indicative dividend yield based on RWT closing stock price of $6.53 on December 31, 2024. Slide 7 (Fourth Quarter 2024 Financial Performance (Continued)) Source: Company financial data as of December 31, 2024 unless otherwise noted. Market data per Bloomberg as of December 31, 2024. 1. Allocated capital includes working capital and platform premium for mortgage banking operations and all investments net of associated debt for Redwood Investments. Capital allocation excludes corporate capital and RWT Horizons. Further detail on the components of allocated capital is included in the Financial Results section of this presentation. Single-Family Redwood Investments capital allocation includes all capital allocated to Redwood Investments, including nominal amount of capital allocated to Freddie K-Series and CAFL securities with multifamily collateral, and excludes capital allocated to Multifamily Bridge, which is depicted as its own sub-category on this chart. 2. Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $14.3 billion of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $42.4 million of goodwill and intangible assets. Slide 8 (Fourth Quarter 2024 and Recent Business Performance) Source: Company financial data as of December 31, 2024 unless otherwise noted. References to “QoQ” are comparisons of the quarterly performances between Q3’24 and Q4’24. 1. Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process. 2. Includes Q1’25 activity through February 12, 2025. 3. Includes securitizations and sales that have priced but not yet closed as of February 12, 2025. Slide 9 (Aspire Expanded Programs Address Growing Market Demand) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Source: JP Morgan Research. 2. Source: Bureau of Labor Slide 10 (Redwood’s Deepening Opportunities with Banks) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Source: JP Morgan Research. Endnotes

33 Slide 11 (Housing Policy and Regulatory Reform) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Source: US Median Household Income per Federal Reserve Economic Data, Federal Reserve Bank of St. Louis. Loan Limit (Single Family) per History of FHFA, FNMA, FHLMC. Slide 13 (Operating Businesses: Market Leading Distribution Platforms) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Source: JP Morgan Research. Based on all jumbo securitization activity in 2024. Slide 14 (Operating Businesses: Increased Efficiencies & Profitability) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Net Cost to Originate represents the cost to originate loans for the CoreVest business unit. Cost per Loan represents the cost to acquire a loan for the Sequoia business units. 2. Funded volume is the amount of disbursements made to CoreVest customers, both initial fundings and subsequent draws. LPC volume represents the amount of purchased locked loans by the Sequoia business unit. 3. Capital allocated to mortgage banking platforms is inclusive of risk-based capital. Slide 15 (Sequoia Mortgage Banking Fourth Quarter 2024 Performance) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process. 2. Includes Q1’25 activity through February 12, 2025. Slide 16 (CoreVest Mortgage Banking Fourth Quarter 2024 Performance) Source: Company financial data as of December 31, 2024 unless otherwise noted. References to “QoQ” are comparisons of the quarterly performances between Q3’24 and Q4’24. 1. Includes Q1’25 activity through February 12, 2025. 2. Composition percentages are based on unpaid principal balance. Slide 17 (Redwood Investments Fourth Quarter 2024 Performance) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Target returns represents management’s estimates and actual results may differ materially. 2. Figures reflect our investments held in our Redwood Investments on balance sheet and our economic interests in securities we own in securitizations we consolidate in accordance with GAAP (and excludes the assets within these consolidated securitizations that appear on our balance sheet) as of December 31, 2024. 3. $256 million of “Other Investments” includes $35 million net investment of multifamily securities, $121 million of third-party securities, and $99 million of other investments. 4. Represents the market value of subordinate securities at December 31, 2024 divided by the outstanding principal balance at December 31, 2024 as a dollar price per $100 par value. 5. Represents management’s estimates of potential book value per share upside on securities acquired prior to 2023 in our Redwood Investments portfolio due to the net discount to par value, net of portfolio hedges. There are several factors that may impact our ability to realize all, or a portion, of this amount which may be outside our control, including credit performance and prepayment speeds. Actual realized book value returns may differ materially. Slide 18 (Redwood Investments – Summary of Credit Characteristics) Source: Company financial data as of December 31, 2024 unless otherwise noted. 1. Averages are calculated using a weighted average. 2. Source: Bloomberg (HPI LTV (Amort) %), Home Price Indexed Amortized Loan to Value. Slide 19 (Redwood Investments – CoreVest Bridge Loans) Source: Company financial data as of December 31, 2024 unless otherwise noted. Slide 20 (RWT Horizons) Source: Company financial data as of December 31, 2024 unless otherwise noted. Endnotes

34 Slide 22 (Appendix: Income Statement) 1. Net interest expense from “Corporate (unsecured debt)” consists primarily of interest expense on corporate unsecured debt. Slide 24 (Appendix: Capital Allocation Summary) 1. Amounts of assets in our Redwood Investments, as presented in this table, represent our economic interests (including our economic interests in consolidated VIEs) and do not present the assets within VIEs that we consolidate under GAAP (except for our CAFL Bridge VIEs and SLST resecuritization). See our GAAP Balance Sheet and Reconciliation to Non-GAAP Economic Balance Sheet in the Supplemental Financial Tables available on our website for additional information on consolidated VIEs. 2. Consistent with our presentation of assets within this table, non-recourse debt presented within this table excludes ABS issued from certain securitizations consolidated on our balance sheet, including Residential Jumbo (SEMT), BPL Term (CAFL), Freddie Mac SLST and K-Series, and HEI, as well as non-recourse debt used to finance certain servicing investments. 3. Capital allocated to mortgage banking operations represents the working capital we have allocated to manage our loan inventory at each of our operating businesses. This amount generally includes our net capital in loans held on balance sheet (net of financing), capital to acquire loans in our pipeline, net capital utilized for hedges, and risk capital. 4. Corporate capital includes, among other things, capital allocated to RWT Horizons and other strategic investments as well as available capital. Endnotes Slide 25 (Appendix: Mortgage Banking Key Results) 1. EAD Net Contribution and EAD Net Contribution Return on Capital are non-GAAP measures. Please refer to Non-GAAP Measures within the Endnotes section of this presentation for additional information on these measures. 2. Capital utilized for CoreVest operations does not include $45 million of platform premium. Slide 26 (Appendix: Redwood Investments Key Results) 1. EAD Net Contribution and EAD Net Contribution Return on Capital are non-GAAP measures. Please refer to Non-GAAP Measures within the Endnotes section of this presentation for more information on these measures. 2. Recourse leverage ratio is calculated as Secured recourse debt balances divided by Capital invested, as presented within this table. Slide 27 (Appendix: Recourse Debt Balances) 1. Non-marginable debt and marginable debt refers to whether such debt is subject to margin calls based solely on the lender’s determination in its discretion of the market value of underlying collateral that is non-delinquent. Non-marginable debt may be subject to a margin call due to delinquency or another credit event related to the mortgage or security being financed, a decline in the value of the underlying asset securing the collateral, an extended dwell time (i.e., period of time financed using a particular financing facility) for certain types of loans, or a change in the interest rate of a specified reference security relative to a base interest rate amount, among other reasons. 2. Average borrowing cost represents the weighted average contractual cost of recourse debt outstanding at the end of each period presented and does not include deferred issuance costs or debt discounts. 3. Represents unsecuritized residential consumer loans. 4. Includes certificated mortgage servicing rights.

Glossary of Terms

REDWOOD TRUST

Term	Definition
ARM	Adjustable-Rate Mortgage
BFR	Build for rent
bps	Basis points
CAFL®	CoreVest securitization program
CES	Closed end second liens
DQ	Delinquency
DSCR	Debt Service Coverage Ratio
EAD	Earnings available for distribution*
EPS	Earnings per share
FY	Full year
HEI	Home equity investment
HPA	Home price appreciation
IMB	Independent mortgage banker
JV	Joint venture
LTC	Loan to cost

Term	Definition
MB	Mortgage banking
MSR	Mortgage servicing rights
Non-QM	Non-qualified mortgage
QM	Qualified mortgage
QoQ	Quarter over quarter
RMBS	Residential mortgage backed security
RPL	Reperforming loans
SAB	Single asset bridge
SEMT®	Residential Consumer (Sequoia) securitization program
SFR	Single-family rental
SLST	Residential subordinate securities issued by Freddie Mac SLST securitization trusts
SMA	Separately managed accounts
TAM	Total addressable market
UPB	Unpaid principal balance
WA	Weighted average
YoY	Year over year

*Earnings Available for Distribution ("EAD") is a non-GAAP measure- See "Non-GAAP Measures" slides in the Endnotes for additional information and reconciliation to GAAP metrics.

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